Exhibit 23(b)
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8  (Nos. 033-57375, 333-00709, 333-01183, 333-38299, 333-41903, 333-41476, 333-41478, 333-48482, 333-74216, 333-151884, 333-151887, 333-166767, 333-166768, 333-191614, 333-196262, 333-212844 and 333-212846) of Tenet Healthcare Corporation of our report dated December 20, 2018 relating to the financial statements of Texas Health Ventures Group L.L.C., and its subsidiaries, which appears in this Annual Report on Form 10-K of Tenet Healthcare Corporation.
/s/ PricewaterhouseCoopers LLP
Dallas, Texas
February 25, 2019